                                                                      Exhibit 99


    FOR IMMEDIATE RELEASE

    NEWMONT

    NEWS RELEASE

    NEWMONT MINING CORPORATION, 1700 LINCOLN STREET, DENVER, COLORADO 80203

Investor Contact:  Terry Terens                    Media Contact: Doug Hock
                   (303) 837-6141                                 (303) 837-5812



NEWMONT ACHIEVED RECORD PRODUCTION OF 2.28 MILLION OUNCES IN 1996; EARNINGS REACHED 86 CENTS PER SHARE


     DENVER, January 29, 1997 -- Newmont Gold Company and Newmont Mining Corporation earned 86 cents per share in 1996 compared with 81 cents before an asset sale and write-offs in 1995. Equity gold production increased 23 percent to a record 2.28 million ounces from 1.86 million equity ounces a year earlier.

     During 1996, Newmont Gold earned $94.0 million and Newmont Mining, whose sole asset is its 91 percent ownership of Newmont Gold, earned $85.1 million.
In 1995, Newmont Gold had net income of $124.9 million ($1.17 per share) including an after-tax gain of $72 million (74 cents per share) from the sale of the company's interest in Southern Peru Copper Corporation and after-tax charges of $37.1 million (38 cents per share) from the write-off and reclamation provision of two exploration properties. Newmont Mining's net income in 1995 totaled $112.7 million.

     Higher production and a $5 increase in the average realized gold price to $390 per ounce contributed to a 21 percent increase in gold sales to $768.5 million in 1996. Total cash costs rose $10 to $220 per equity ounce during the year.

     In the fourth quarter, Newmont earned 20 cents per share compared with 27 cents before the write-off of an exploration property in 1995. Equity gold production of 618,100 ounces was 16 percent higher than the 534,700 ounces produced in the fourth quarter of 1995. However, an $8 decrease in the average realized gold price and a $14 increase to $222 in the weighted average cost per equity ounce more than offset higher production for the quarter.

     Newmont Gold's earnings of $21.5 million in the 1996 quarter compared with $4.6 million, or 5 cents per share in the 1995 period, which included an after-tax charge of $22 million (22 cents per share) for an asset write-off. Newmont Mining earned $19.5 million in the 1996 quarter versus $4.1 million in the corresponding 1995 period. Gold sales for the fourth quarter equaled $206.5 million in 1996 and $184.4 million in 1995.

     "We exceeded our production target of 2.1 million ounces for the year, but with a sharp decline in the gold price during the fourth quarter and higher total cash costs throughout the year, earnings rose 6 percent instead of our goal of 10 percent. " said Ronald C. Cambre, Newmont's Chairman, President, and Chief Executive Officer.

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

                                                                          Page 2

Mr. Cambre continued, "Our results for the year include a number of significant accomplishments that underscore our position as the premier growth company in the gold industry. These are:

        .   achieving record production at all operations,
        .   beginning production at our third international site,
        .   nearly tripling underground operations at Carlin,
        .   reaching design capacity at both the Carlin roaster and the crushing plant in Uzbekistan and,
        .   increasing reserves net of depletion for the sixth consecutive year.
            (Final reserve numbers will be updated in February.)

As a result, we are confident that we will meet our 1997 production target of
2.5 million ounces while reducing total cash costs by approximately 10 percent." Much of the improvement is expected to occur in the second half of the year as higher grade ores are mined from the Post Pit at Carlin, Nevada.

     The Carlin operations produced 455,300 ounces in the fourth quarter, similar to 1995 results. Underground mining produced 107,500 ounces in the quarter, up 79 percent from the year ago period. The roaster for processing high-grade refractory ore produced 145,000 ounces during the fourth quarter compared with 115,100 ounces a year earlier, despite a scheduled 14-day shutdown for maintenance and the replacement of several waste heat boiler tube bundles. Furthermore, the roaster achieved record throughput of 8,526 tons per operating day. However, the higher throughput rates at the roaster and an increase in the refractory content of ore processed in the oxide mills resulted in lower mill recovery rates. Oxide leach production decreased, as anticipated. Total cash costs at Carlin equaled $239 per ounce for the quarter, versus $220 for the corresponding 1995 period.

     Minera Yanacocha in Peru produced 200,100 ounces (76,000 equity ounces) in the quarter, nearly 30 percent greater than a year earlier. Total cash costs of $107 per ounce, down from $127 per ounce in the 1995 quarter, remain among the lowest in the industry. Early in the quarter the Fifth Civil Court of Peru upheld Newmont's right to acquire a 51.4 percent interest in Minera Yanacocha. This ruling has been appealed to the Superior Court, which has not yet issued a final ruling. Therefore, Newmont continues to account for its interest in Yanacocha on a 38 percent basis.

     The 50 percent-owned Zarafshan-Newmont Joint Venture in Uzbekistan achieved design production rates during the quarter of 100,300 ounces (50,200 equity ounces) compared with 30,800 ounces (15,400 equity ounces) in the year ago period. Total cash costs of $233 per ounce compared with $219 a year earlier, but were down from the third quarter's $242 per ounce.

     Minahasa in Indonesia, which began commercial operation in the second quarter, produced 36,600 ounces. Total cash costs of $257 per ounce included some expenses not expected to be incurred on an ongoing basis. The operation is depleting its remaining oxide ore in anticipation of the start-up of a roaster for processing refractory ore during the first quarter of 1997.

     For the year, Carlin produced a record 1.70 million ounces of gold compared with 1.63 million in 1995. Total cash costs increased to $243 per ounce from $223. As expected, 1996 was a transitional year at Carlin with depleting oxide ore from open pit mines and increasing underground mining and refractory ore processing. As the year progressed, both higher production rates and ore grades began to offset the greater costs associated with mining and processing refractory ore. Second half 1996 costs of $236 per ounce compared with $252 per ounce in the first half. This downward cost trend will continue in 1997.



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

                                                                          Page 3

     Underground production nearly tripled during 1996 to 306,800 ounces. Production from milling operations grew 14 percent to 1.1 million ounces, with the roaster contributing 540,000 ounces, 52 percent more than in 1995. Leach production declined to 566,900 ounces from 647,100 ounces the prior year. Newmont's patented refractory leach demonstration project produced 27,820 ounces in 1996 compared with 5,200 ounces in 1995.

     Minera Yanacocha produced a record 811,400 ounces (308,300 equity ounces) in 1996, nearly 50 percent greater than the 552,000 ounces(209,800 equity ounces) in 1995. Total cash costs equaled $107 per ounce versus $119.

     The Zarafshan-Newmont Joint Venture produced 326,500 ounces (163,200 equity ounces) in 1996, its first full year of operation, at a total cash cost of $225 per ounce. In 1995, it produced 37,000 ounces (18,500 equity ounces) at a total cash cost of $219 per ounce. Minahasa produced 112,700 ounces during its first three quarters of production with total cash costs of $224 per ounce.

     Exploration expense of $57.5 million, consistent with 1995, highlights Newmont's continued commitment to growth through exploration and technology. An $18 million increase in depreciation, depletion, and amortization and $6.1 million increase in general and administrative expenses for the year reflect Newmont's expanding operations, both domestically and internationally. In 1996, Newmont-managed operations produced a total of 2.95 million ounces, a 33 percent increase over 1995. As new projects have become operational and less interest is capitalized, net interest expense has increased as well, to $44 million from $36.4 million.

     Capital expenditures decreased $74.1 million to $235.2 million, following construction at the Zarafshan-Newmont and Minahasa projects in 1995.

     Newmont's balance sheet strengthened during 1996 as cash grew to $185.7 million from $59.1 million following the issuance of 4.65 million shares of common stock in January. The company's ratio of total debt to total capitalization was 36.5 percent at year end 1996, compared with 43.6 percent a year earlier. Additionally, in July 1996 Newmont and Sumitomo Corporation finalized their agreement to develop jointly the Batu Hijau project in Indonesia, thus enhancing Newmont's financial flexibility to pursue future growth opportunities.

     The Batu Hijau project progressed as planned during 1996 with engineering and pre-construction site preparation nearing completion. Marketing of the copper/gold concentrate and arranging required financing is proceeding on schedule. Construction on the $1.9 billion project will begin as soon as the Indonesian government issues the final construction and forestry permits. Production could begin by the end of 1999. Development of another project, La Herradura in Mexico, has begun with start-up scheduled for early 1998. This 44 percent-owned joint venture with Penoles is expected to produce 140,000 ounces (62,000 equity ounces) annually over its eight year mine life.


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

              NEWMONT MINING CORPORATION AND NEWMONT GOLD COMPANY
                       STATEMENTS OF CONSOLIDATED INCOME
                        (IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

                                                           Three Months Ended       Twelve  Months Ended
                                                              December 31,              December 31,
                                                          --------------------      --------------------
                                                           1996          1995        1996          1995
                                                          --------------------      --------------------
Sales and other income
  Sales                                                   $ 206.5      $ 184.4      $ 768.5      $ 636.2
  Dividends, interest and other                               7.7          2.5         26.5         42.1
  Gain on disposition of investment                             -            -            -        113.2
                                                          -------      -------      -------      -------
                                                            214.2        186.9        795.0        791.5
                                                          -------      -------      -------      -------

Costs and expenses
  Costs applicable to sales                                 130.4        105.5        476.1        370.6
  Depreciation, depletion and amortization                   33.3         30.3        124.8        106.8
  Exploration and research                                   18.4         16.7         57.5         57.3
  General and administrative                                 12.4          8.9         49.3         43.2
  Interest, net of capitalized interest of
    $1.2 in 1996 and $2.0 in 1995 quarters
    and of $5.4 in 1996 and $11.6 in 1995
    twelve months                                            11.3         10.3         44.0         36.4
  Write-off of exploration properties                           -         33.8            -         52.5
  Other                                                       5.1          3.1         13.9         11.8
                                                          -------      -------      -------      -------
                                                            210.9        208.6        765.6        678.6
                                                          -------      -------      -------      -------

Equity in income of affiliated companies                      9.6          7.9         45.2         29.0
                                                          -------      -------      -------      -------

Pre-tax income                                               12.9        (13.8)        74.6        141.9

Income tax benefit (provision)                                8.6         18.4         19.4        (17.0)
                                                          -------      -------      -------      -------

NEWMONT GOLD NET INCOME                                      21.5          4.6         94.0        124.9

Minority interest in income
  of Newmont Gold Company                                     2.0          0.5          8.9         12.2
                                                          -------      -------      -------      -------

NEWMONT MINING NET INCOME                                 $  19.5      $   4.1      $  85.1      $ 112.7
                                                          =======      =======      =======      =======

Preferred stock dividends                                 $     -      $   0.7      $     -      $( 11.2)
                                                          -------      -------      -------      -------

Net income per common share                               $  0.20      $  0.05      $  0.86      $  1.17
                                                          =======      =======      =======      =======

Weighted average number of shares of
  common stock and common stock
  equivalents outstanding:
    Newmont Gold                                            110.1         99.6        109.8         97.4
    Newmont Mining                                           99.7         89.3         99.4         87.0

Cash dividends declared per common
 share                                                    $  0.12      $  0.12      $  0.48      $  0.48


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

                             NEWMONT GOLD COMPANY
                                 (In millions)
                                  (Unaudited)

                    Consolidated Balance Sheet Information

                                                         December 31,   December 31,
                                                            1996           1995
                                                         ------------   ------------
ASSETS
  Cash and cash equivalents                              $     185.7    $     59.1
  Other current assets                                         270.2         230.4
                                                         ------------   ------------
          Current assets                                       455.9         289.5
  Other assets, primarily property, plant
    and equipment                                            1,625.2       1,484.3
                                                         ------------   ------------
          Total assets                                   $   2,081.1    $  1,773.8
                                                         ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities                                    $     224.1    $    194.4
  Long-term debt                                               585.0         604.3
  Other liabilities                                            139.9         150.2

  Stockholders' equity                                       1,132.1         824.9
                                                         ------------   ------------
          Total liabilities and stockholders' equity     $   2,081.1    $  1,773.8
                                                         ============   ============


     RECONCILIATION OF STOCKHOLDERS' EQUITY TO NEWMONT MINING CORPORATION

                                                       At December 31,   At December 31,
                                                           1996              1995
                                                       --------------    ---------------
Newmont Gold Company's stockholders' equity            $     1,132.1     $        824.9
Minority interest in Newmont Gold Company                     (107.2)             (82.0)
                                                       --------------    ---------------
Newmont Mining Corporation's stockholders' equity      $     1,024.9     $        742.9
                                                       ==============    ===============

                      Consolidated Cash Flow Information

                                                                For Years Ended
                                                                 December  31,
                                                       ---------------------------------
                                                            1996               1995
                                                       --------------    ---------------
OPERATING ACTIVITIES
 Net income                                            $       94.0      $       124.9
 Adjustments to reconcile net income to net
  cash provided by operating activities                        47.4               32.3
                                                       --------------    ---------------
Net cash provided by operating activities                     141.4              157.2
                                                       --------------    ---------------

INVESTING ACTIVITIES
 Additions to property, plant and mine development           (235.2)            (309.3)
 Proceeds from sale of investment                                 -              116.4
 Other                                                         (4.7)             (38.9)
                                                       --------------    ---------------
Net cash used in investing activities                        (239.9)            (231.8)
                                                       --------------    ---------------

FINANCING ACTIVITIES
 Net borrowings                                                12.4               28.4
 Proceeds from issuance of common stock                       265.4                8.0
 Dividends paid                                               (52.7)             (58.7)
 Other                                                            -               (4.6)
                                                       --------------    ---------------
Net cash provided by (used in) financing activities           225.1              (26.9)
                                                       --------------    ---------------

Net increase in cash and cash equivalents                     126.6             (101.5)
Cash and cash equivalents at beginning of period               59.1              160.6
                                                       --------------    ---------------
Cash and cash equivalents at end of period             $      185.7      $        59.1
                                                       ==============    ===============

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

                              UNIT COST BY AREA*
                      FOR THREE MONTHS ENDED DECEMBER 31,
                            (IN DOLLARS PER OUNCE)


                                                                    Minera            Zarafshan-        Mina-         Total
                                                Carlin             Yanacocha           Newmont          hasa          Equity
                                           ---------------     ----------------    ----------------    ------    ----------------
                                            1996      1995      1996      1995      1996      1995      1996      1996      1995
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
Direct mining and production costs         $  238    $  247    $   95    $  114    $  230    $  214    $  327    $  225    $  231

Capitalized mining cost adjustments           (20)      (60)        0         0         0         0       (74)      (19)      (52)

Other                                           2         3         1         2         3         5         0         2         3
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
        Cash Operating Costs                  220       190        96       116       233       219       253       208       182

Royalties                                      16        30        11        11         0         0         4        12        26

Production taxes                                3         0         0         0         0         0         0         2         0
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
        Total Cash Costs                      239       220       107       127       233       219       257       222       208

Depreciation, depletion and amortization       58        59        32        38        55       167        93        56        59

Reclamation and mine closure                    2         2         3         2         1         1         2         2         2
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
        Total Production Costs             $  299    $  281    $  142    $  167    $  289    $  387    $  352    $  280    $  269

Equity ounces produced (000)                455.3     460.2      76.0      59.1      50.2      15.4      36.6     618.1     534.7

Average gold price                         $  376    $  388    $  375    $  386    $  373    $  386    $  452    $  380    $  388


  *Prepared in accordance with Gold Institute Production Cost Standard


  RECONCILIATION OF TOTAL EQUITY CASH COSTS PER OUNCE TO FINANCIAL STATEMENTS
                      FOR THREE MONTHS ENDED DECEMBER 31,
                (MILLIONS OF DOLLARS EXCEPT PER OUNCE AMOUNTS)


                                                                  1996              1995
                                                                --------          --------
Production costs per Financial Statements                       $  130.4          $  105.5

Equity Cash Costs of Minera Yanacocha                                7.3               6.9

Reclamation Accruals                                                (0.8)             (0.8)
                                                                --------          --------
Production Costs for Per Ounce Calculation Purposes             $  136.9          $  111.6
                                                                ========          ========
Equity Ounces Produced (000)                                       618.1             534.7

Total Equity Cash Cost per Ounce                                $    222          $    208


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


                              UNIT COST BY AREA*
                     FOR TWELVE MONTHS ENDED DECEMBER 31,
                            (IN DOLLARS PER OUNCE)


                                                                    Minera            Zarafshan-        Mina-         Total
                                                Carlin             Yanacocha           Newmont          hasa          Equity
                                           ---------------     ----------------    ----------------    ------    ----------------
                                            1996      1995      1996      1995      1996      1995      1996      1996      1995
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
Direct mining and production costs         $  257    $  221    $   94    $  107    $  223    $  215    $  271    $  233    $  208

Capitalized mining cost adjustments           (37)      (34)        0         0         0         0       (57)      (31)      (30)

Other                                           2         2         1         0         2         4         3         2         2
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
        Cash Operating Costs                  222       189        95       107       225       219       217       204       180

Royalties                                      20        32        12        12         0         0         7        15        28

Production taxes                                1         2         0         0         0         0         0         1         2
                                           ------    ------    ------    ------    ------    ------    ------    ------    ------
        Total Cash Costs                      243       223       107       119       225        219      224       220       210

Depreciation, depletion and amortization       60        61        30        28        67        186       82        58        58

Reclamation and mine closure                    1         1         3         2         1          1        2         2         2
                                           ------    ------    ------    ------    ------     ------   ------    ------    ------
        Total Production Costs             $  304    $  285    $  140    $  149    $  293     $  406   $  308    $  280    $  270

Equity ounces produced (000)              1,700.0   1,634.5     308.3     209.8     163.2       18.5    112.7** 2,284.2   1,862.8**

Average gold price                         $  387    $  385    $  387    $  385    $  384     $  387   $  448    $  390    $  385


  *Prepared in accordance with Gold Institute Production Cost Standard **Includes 5,700 produced at Minahasa before commercial operations commenced


  RECONCILIATION OF TOTAL EQUITY CASH COSTS PER OUNCE TO FINANCIAL STATEMENTS
                     FOR TWELVE MONTHS ENDED DECEMBER 31,
                (MILLIONS OF DOLLARS EXCEPT PER OUNCE AMOUNTS)


                                                                  1996              1995
                                                                --------          --------
Production costs per Financial Statements                       $  476.1          $  370.6

Equity Cash Costs of Minera Yanacocha                               29.0              22.1

Reclamation Accruals                                                (3.1)             (2.4)
                                                                --------          --------
Production Costs for Per Ounce Calculation Purposes             $  502.0          $  390.3
                                                                ========          ========
Equity Ounces Produced (000)                                     2,278.5*          1,862.8

Total Equity Cash Cost per Ounce                                $    220          $    210


  *Excludes 5,700 produced at Minahasa before commercial operations commenced




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

                       CARLIN TREND OPERATING STATISTICS
                      FOR THREE MONTHS ENDED DECEMBER 31,

                                MINE PRODUCTION
                             DRY SHORT TONS (000)


                                          1996                                                      1995
                    -----------------------------------------------          -------------------------------------------------
                       Mill        Leach                                        Mill        Leach
                       Ore          Ore         Waste       Total               Ore          Ore         Waste      Total
                    ---------    ---------    ---------   ---------          ---------    ---------    ---------   -----------
Open-Pit:
   Genesis             111          470          2,144      2,725                843         3,775        9,105       13,723
   Capstone            301          522          1,382      2,205                  0             0            0            0
   Bootstrap             9          101             93        203                  0             0            0            0
   Carlin/Lantern       58          118            190        366                  0            18        1,439        1,457
   Post                535            0         14,747     15,282                395           350       17,809       18,554
   Gold Quarry/Tusc  2,038        7,889         13,180     23,107              2,575         7,678       14,942       25,195
   Northstar           164        1,246          4,631      6,041                  5            25          302          332
   Rain Area             0            0              0          0                  0             0            0            0
   Bobcat/Sold           0          242            189        431                 11            68        1,896        1,975
   Beast                83        1,489          1,714      3,286                  0             0            0            0
                    ---------    ---------    ---------   ---------           ---------    ---------    ---------   ---------
     Total Open-Pit  3,299       12,077         38,270     53,646              3,829        11,914       45,493       61,236
                    =========    =========    =========   =========           =========    =========    =========   =========
Underground:
   East Carlin          69            0              0         69                 83             0            0           83
   Carlin Main          41            0              0         41                 31             0            0           31
   Deep Star            55            0              0         55                 14             0            0           14
   Rain                 26            2              0         28                 41             0            0           41
                    ---------    ---------    ---------   ---------           ---------    ---------    ---------   ---------
     Total
      Underground      191            2              0        193                169             0            0          169
                    ---------    ---------    ---------   ---------           ---------    ---------    ---------   ---------
         Grand
          Total      3,490       12,079         38,270     53,839              3,998        11,914       45,493       61,405
                     =========   =========    =========   =========           =========    =========    =========   =========

                           MILL AND LEACH PRODUCTION


                                          1996                                                      1995
                    -----------------------------------------------          -------------------------------------------------
                       Dry                                                      Dry
                      Short        Grade       Ounces      Average             Short        Grade       Ounces      Average
                      Tons       (Ounces      Produced    Recovery             Tons       (Ounces      Produced    Recovery
                      (000)      Per Ton)      (000s)      Rate (%)           (000s)      Per Ton)      (000s)      Rate (%)
                    ---------    ---------    ---------   ---------          ---------    ---------    ---------   -----------

Mill No. 3              140         0.190         25.8       85.09                 0         0.000          0.0         0.00
Mill No. 4              671         0.081         40.7       71.32               712         0.063         35.7        81.18
Mill No. 5            1,511         0.072         88.8       74.16             1,556         0.099        136.8        84.51
Mill No. 6              623         0.271        145.0       82.27               468         0.267        115.1        88.08
                    ---------    ---------    ---------   ---------          ---------    ---------    ---------   -----------
   Total              2,945         0.122        300.3       76.25             2,736         0.118        287.6        84.26
                    ---------    ---------    ---------   ---------          ---------    ---------    ---------   -----------

Leach Operations     10,633         0.020        155.0                         9,971         0.023        172.6

Total Ounces Produced
   (000)                                         455.3                                                    460.2
                    -----------------------------------------------          -------------------------------------------------


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


                       CARLIN TREND OPERATING STATISTICS
                     FOR TWELVE MONTHS ENDED DECEMBER 31,

                                MINE PRODUCTION
                             Dry Short Tons (000)


                                             1996                                         1995
                           ---------------------------------------       ---------------------------------------
                             Mill     Leach                                Mill     Leach
                             Ore       Ore      Waste       Total          Ore       Ore      Waste      Total
                           -------   -------   --------   --------       -------   -------   --------   --------
Open-Pit:
   Genesis                     968     6,327     22,454     29,749         3,235    15,125     42,727     61,087
   Capstone                    301       590      1,879      2,770             0         0          0          0
   Bootstrap                     9       282        314        605             0         0          0          0
   Carlin / Lantern            351       416      2,775      3,542            13        65      2,460      2,538
   Post                      1,037       136     78,180     79,353         2,084       752     63,024     65,860
   Gold Quarry / Tusc        8,407    30,891     57,805     97,103         9,163    34,498     59,382    103,043
   Northstar                   695     2,593     12,774     16,062            11       187      1,936      2,134
   Rain Area                     0         0          0          0             0         0          0          0
   Bobcat / Sold                 0       994      5,081      6,075            11        68      2,065      2,144
   Beast                        89     2,579      3,514      6,182             0         0          0          0
                           -------   -------   --------   --------       -------   -------   --------   --------
        Total Open-Pit      11,857    44,808    184,776    241,441        14,517    50,695    171,594    236,806
                           -------   -------   --------   --------       -------   -------   --------   --------
Underground:
   East Carlin                 278         0          0        278           271         0          0        271
   Carlin Main                 123         0          0        123            72         0          0         72
   Deep Star                   145         0          0        145            15         0          0         15
   Rain                        160         6          0        166           146         0          0        146
                           -------   -------   --------   --------       -------   -------   --------   --------
        Total Underground      706         6          0        712           504         0          0        504
                           -------   -------   --------   --------       -------   -------   --------   --------
            Grand Total     12,563    44,814    184,776    242,153        15,021    50,695    171,594    237,310
                           =======   =======   ========   ========       =======   =======   ========   ========

                                                     MILL AND LEACH PRODUCTION

                                             1996                                         1995
                           ---------------------------------------       ---------------------------------------
                             Dry                                            Dry
                            Short     Grade      Ounces   Average          Short    Grade     Ounces    Average
                            Tons     (Ounces    Produced  Recovery         Tons    (Ounces   Produced   Recovery
                            (000)    Per Ton)    (000s)   Rate (%)         (000s)  Per Ton)   (000s)    Rate (%)
                           ---------------------------------------       ---------------------------------------
Mill No. 3                     242     0.186       39.6      84.93           105     0.211       19.9      87.55
Mill No. 4                   2,741     0.071      152.7      75.84         2,713     0.063      139.6      80.55
Mill No. 5                   5,904     0.084      400.8      77.81         6,172     0.091      473.5      82.81
Mill No. 6                   2,364     0.257      540.0      86.12         1,383     0.281      354.4      91.02
                           ---------------------------------------       ---------------------------------------
        Total               11,251     0.119     1133.1      79.12        10,373     0.109      987.4      83.37
                           ---------------------------------------       ---------------------------------------

Leach Operations            41,909     0.023      566.9                   44,095     0.023      647.1

Total Ounces Produced                           1,700.0                                       1,634.5
  (000)
                           ---------------------------------------       ---------------------------------------



                                    (more)

                 MINERA YANACOCHA OPERATING STATISTICS (100%)
             FOR THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31,

                                MINE PRODUCTION
                             Dry Short Tons (000)

                 --------------------------------------------------------------------------------------------------------
                                    Three Months                                        Twelve Months
                 ------------------------------------------------      --------------------------------------------------
                           1996                    1995                          1996                    1995
                 -----------------------  -----------------------      ------------------------  ------------------------
                 Leach Ore  Waste  Total  Leach Ore  Waste  Total      Leach Ore  Waste  Total   Leach Ore  Waste  Total
                 ---------  -----  -----  ---------  -----  -----      ---------  -----  ------  ---------  -----  ------
Carachugo             949     297  1,246      2,230  1,095  3,325          2,491  1,380   3,871      9,238  4,647  13,885
Maqui Maqui         3,239   1,371  4,610      2,331    433  2,764         15,218  4,291  19,509      8,521  2,071  10,592
San Jose            1,782     353  2,135          0      0      0          6,026  1,145   7,171          0      0       0
                 ---------  -----  -----  ---------  -----  -----      ---------  -----  ------  ---------  -----  ------
        Total       5,970   2,021  7,991      4,561  1,528  6,089         23,735  6,816  30,551     17,759  6,718  24,477
                 =========  =====  =====  =========  =====  =====      =========  =====  ======  =========  =====  ======

                                                         LEACH PRODUCTION

                 --------------------------------------------------------------------------------------------------------
Ore placed on leach pads           5,970                    4,561                        23,735                    17,759
   (Dry Short Tons)(000)
Average ore grade                  0.041                    0.050                         0.046                     0.045
   (Ounce Per Ton)
Ounces of gold produced            200.1                    155.6                         811.4                     552.0
   (000)
                 ========================================================================================================


                 ZARAFSHAN-NEWMONT OPERATING STATISTICS (100%)
             FOR THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31,

                               LEACH PRODUCTION

                                Three Months         Twelve Months
                               1996      1995       1996       1995
                              ------    ------     ------     ------
Ore placed on                  3,632     2,590     12,737      4,321
 leach pads
 (Dry Short Tons)(000)

Average ore grade              0.054     0.051      0.053      0.051
 (Ounce Per Ton)

Ounces of gold                 100.3      30.8      326.5       37.0
 produced (000)


                     MINAHASA OPERATING STATISTICS (100%)
           FOR THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 1996

                                MINE PRODUCTION
                             Dry Short Tons (000)

                        Three Months                Twelve Months
                --------------------------    --------------------------
                Mill Ore   Waste    Total     Mill Ore   Waste    Total
                --------  -------  -------    --------  -------  -------

Tons Mined          171     1,770    1,941      1,048    9,062    10,110
                ========  =======  =======    ========  =======  =======

                                MILL PRODUCTION

Average ore grade                               0.206              0.279
(Ounce Per Ton)
Average recovery rate (%)                        89.1               90.3

Ounces of gold produced (000)                    36.6              112.7*


*Includes 5,700 ounces produced before commercial operations commenced